

<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         SEP-30-2000
<CASH>                                               116,806
<SECURITIES>                                         696,102
<RECEIVABLES>                                        1,339,648<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       14,396,535<F2>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           10,907,219
<TOTAL-LIABILITY-AND-EQUITY>                         14,396,535<F3>
<SALES>                                              000
<TOTAL-REVENUES>                                     78,772<F4>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     454,639<F5>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   2,500
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,326,337)<F6>
<EPS-BASIC>                                          (13.13)
<EPS-DILUTED>                                        000

<F1>Included in Receivables: Interest receivable of $11,281 and Note receivable of $1,328,367
<F2>Included in Total Assets: Investments in Local Limited Partnerships of
    $12,243,979
<F3>Included in Total  Liabilities and Equity:  Accounts payable to affiliates of $2,672,651, Accounts payable and accrued expenses of $301,697 and Note payable, affiliate of $514,968
<F4>Included in Total Revenue: Investment of $22,810 and Other of $55,962
<F5>Included  in Other Expenses: Asset management fees of $190,066,  General and administrative  of $219,911 and
   Amortization of $44,662
<F6>Included in Net Loss: Equity in losses of Local Limited Partnerships of
   $947,970

